            SECOND AMENDED AND RESTATED STEVENS GRAPHICS CORPORATION

                               STOCK OPTION PLAN


                                   ARTICLE I

                                    THE PLAN

     1.01 The Plan restates the Stevens Graphics Corporation Stock Option Plan, as previously amended and restated as of May 17, 1990, which first became effective on August 24, 1987. Capitalized terms used herein are defined in
Article III hereof.

                                   ARTICLE II

                              PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to improve the growth and profitability of the Company and its Subsidiary Companies by attracting and retaining qualified, superior key Employees, Directors, Officers and Advisors, providing such persons with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its Subsidiary Companies, and rewarding those persons for outstanding performance and the attainment of targeted goals. All Incentive Stock Options granted under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions relating to those Options shall be read, interpreted and applied consistent with that purpose.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                  ARTICLE III

                                  DEFINITIONS

     3.01 "Advisor" means any person performing services for the Company or any Subsidiary, with or without compensation, to whom the Company chooses to grant Options in accordance with the Plan, provided that bona fide services must be
                                                   ---------
rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital-raising transaction.

     3.02  "Board" means the Board of Directors of the Company.

     3.03  "Code" means the Internal Revenue Code of 1986, as amended.

     3.04 "Committee" means the Compensation Committee appointed by the Company pursuant to Article IV hereof.

     3.05 "Common Stock" means shares of the Series A Common Stock and Series B Common Stock of the Company.

     3.06  "Company" means Stevens Graphics Corporation, a Delaware corporation.

     3.07  "Director" means a member of the Board of Directors of the Company.

     3.08 "Disability" means any physical or mental impairment which qualifies a Participant for disability benefits under the applicable long-term disability plan maintained by the Company or a Subsidiary Company, or, if no such plan applies, which would qualify such Participant for disability benefits under the long-term disability plan maintained by the Company, if such Participant were covered by that plan.

     3.09 "Effective Date" means May 20, 1993, the date of the Plan's adoption by the Board.

     3.10 "Eligible Director" means a member of the Board other than any member of the Committee.

     3.11 "Employee" means any person who is currently employed by the Company or a Subsidiary Company on a full time basis, including any Officer, but not including any member of the Board who is not also an Officer of or otherwise employed by the Company or a Subsidiary Company.

     3.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     3.13  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     3.14 "Fair Market Value" means such value as is determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value as shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the NASDAQ National Market System, the Committee shall make a determination of Fair Market Value on the basis of the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

     3.15 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code.

     3.16 "Non-discretionary Stock Option" means a Non-Qualified Option granted to a Non-Employee Director under Article VIII.

     3.17 "Non-Employee Director" means any member of the Board who is not also an Employee.

     3.18 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

     3.19 "Officer" means an Employee whose position in the Company or Subsidiary Company is that of a corporate officer, as determined by the Board.

     3.20  "Option" means a right under this Plan to purchase Common Stock.

     3.21 "Participant" means a current or former Director, Officer, Advisor, or Employee to whom an Option has been granted under this Plan.

     3.22 "Plan" means the Stevens Graphics Corporation Stock Option Plan, as amended and restated as of May 20, 1993.

     3.23 "Plan Year" means each twelve-month period ending December 31 during the existence of this Plan.

     3.24 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension plan maintained by the Company or a Subsidiary Company.

     3.25  "Securities Act" means the Securities Act of 1933, as amended.

     3.26 "Series A Common Stock" means shares of the Series A Common Stock, $0.10 par value per share, of the Company.

     3.27 "Series B Common Stock" means shares of the Series B Common Stock, $0.10 par value per share, of the Company.

     3.28 "Stock Option Agreement" means an agreement between the Company and a Participant with respect to one or more Options.

     3.29 "Subsidiary Companies" means those subsidiaries of the Company which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

     3.30 For purposes of this Plan, a Participant shall not be considered to have terminated employment with the Company or a Subsidiary Company by reason of any unpaid leave of absence authorized as such by the Company or a Subsidiary Company under its standard personnel policies.

     3.31 Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular will include the plural.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

     4.01  Role of the Committee
           ---------------------

           The Plan has been established and shall be administered and interpreted by the Committee as appointed from time to time by the Board pursuant to Section 4.02 of the Plan. The Committee shall be composed of not less than two members of the Board who qualify as "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. No member of the Committee shall be eligible to receive Options under the Plan except as expressly provided in Article VIII. The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine the Employees, Eligible Directors, Officers and Advisors to whom and the time or times at which Options may be granted and the number of shares of Common Stock subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, to modify or amend any Stock Option Agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof, and to make all other determinations necessary or advisable in the administration of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems appropriate for the conduct of its affairs. The Committee may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times, but in no event less than one time each Plan Year. Except as otherwise provided by the terms of the Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder.

     4.02  Role of the Board
           -----------------

           The members of the Committee shall be appointed by and will serve at the pleasure of the Board. Subject to the provisions of Rule 16b-3 under the Exchange Act, the Board may from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken, or decision made, by the Committee under or with respect to the Plan; provided, however, that the Board may not revoke any Option that has been delivered to a Participant by the Committee, except in accordance with Section 9.04(f).

     4.03  Limitation on Liability
           -----------------------

           No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     4.04  Compliance with Law and Regulations
           -----------------------------------

           This Plan shall be administered, construed, governed and amended in accordance with the respective terms hereof, and in accordance with the laws of the State of Delaware. The Options granted hereunder and the obligation of the Company to sell or deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and/or (ii) the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable law, including any federal or state banking laws and regulations.

                                   ARTICLE V

                                  ELIGIBILITY

     5.01 Any Director, Officer, Employee or Advisor shall be eligible to participate in the Plan; provided that Incentive Stock Options may be granted only to persons who are Employees; and provided further that Non-Employee Directors shall receive Options only as provided in Article VIII.

                                   ARTICLE VI

                        COMMON STOCK COVERED BY THE PLAN

     6.01  Number of Shares
           ----------------

           The aggregate number of shares of Common Stock for which Options (Non-Qualified and Incentive) may be granted under the Plan shall be 1,161,250 shares, consisting of 1,100,000 shares of Series A Common Stock and 51,250 shares of Series B Common Stock, subject to adjustment as provided in Article X. None of such shares shall be the subject of more than one outstanding Option at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of unpurchased shares covered thereby shall become available for the purposes of the Plan as if no Options had been previously granted with respect to such shares. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any Participant during the term of the Plan shall not exceed 50% of the total number of shares of Common Stock that may be issued from time to time under the Plan.

     6.02  Source of Shares
           ----------------

           The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market for use under the Plan.

                                  ARTICLE VII

                        NUMBER OF SHARES; DESIGNATION OF
                                  PARTICIPANTS

     7.01  Overall Total
           -------------

           (a) General.  The Board shall specify the maximum number of shares of
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Common Stock with respect to which Options may be granted in each Plan Year under the Plan (subject to Section 6.01), and the portion thereof with respect to which Incentive Stock Options may be granted in the Plan Year.

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

          (b) Modifications.  The Board may increase or decrease any of the
              -------------
numbers and portions specified under clause (a) (subject to Section 6.01) with respect to a Plan Year at any time during such Plan Year, provided that no such modification adversely affects Options theretofore granted by the Committee in accordance with Section 7.02.

     7.02  Options
           -------

           The Committee shall, in its discretion, but subject to the limitations imposed by the Board pursuant to Sections 6.01 and 7.01(a) of the Plan, determine from time to time for each Plan Year which Employees, Eligible Directors, Officers or Advisors will be granted Options under the Plan in such Plan Year, the number of shares of Common Stock subject to each Option, whether the Options will be Incentive Stock Options or Non-Qualified Stock Options, and the exercise price of each Option; provided that any grants made prior to approval of this Plan by the stockholders of the Company shall be subject to and conditioned upon such stockholder approval. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective individual, his present and potential contributions to the growth and success of the Company, his salary, the market place movement of the stock price, the Company's financial projections, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan. The Committee shall thereupon grant Options of such types and covering such shares to the individuals so identified.

     7.03  Special Limitation on Incentive Stock Option Exercise
           -----------------------------------------------------

           The maximum aggregate Fair Market Value of Common Stock, determined at the time an Incentive Stock Option is granted, with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all incentive stock option plans of the Company and its subsidiaries shall not exceed $100,000. Any Option granted under the Plan in excess of the foregoing limitations shall be clearly and specifically designated as being a Non-Qualified Option and not an Incentive Stock Option.

                                  ARTICLE VIII

                            NONDISCRETIONARY GRANTS

     8.01  Nondiscretionary Grants of Options.  Each Non-Employee Director
           ----------------------------------
shall automatically receive a Non-Qualified Option to purchase 5,000 shares of Common Stock on the Effective Date of the Plan. In addition, during the term of the Plan, as of the close of business on the day of the Company's Annual Meeting of Stockholders, each Non-Employee Director shall receive a Non-Qualified Option to purchase 5,000 shares of Common Stock, so long as such person is then serving as a Non-Employee Director; provided that any grants made prior to approval of this Plan by the stockholders of the Company shall be subject to and conditioned upon such stockholder approval.

     8.02  Duration of Non-discretionary Options.  Subject to the
           -------------------------------------
provisions of Sections 9.03(c) and 9.04, each Option granted pursuant to this Article and all rights thereunder shall expire on the tenth anniversary of the date of its grant.

     8.03  Vesting of Non-discretionary Options.  Subject to Section 8.01,
           ------------------------------------
each Option granted pursuant to this Article shall be fully vested on the six-month anniversary of the date of grant.

     8.04  Purchase Price.  The purchase price for Common Stock acquired
           --------------
pursuant to the exercise, in whole or in part, of any Option shall be the Fair Market Value of the Common Stock as of the date the Option is granted.

                                   ARTICLE IX

                                  OPTION TERMS

     Subject to the provisions of Article VIII, each Option granted under the Plan shall be on the following terms and conditions.

     9.01  Stock Option Agreement
           ----------------------

           The proper Officers of the Company and each Participant shall execute a Stock Option Agreement, which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified or Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions, and provisions of this Plan. Each Participant shall receive a copy of his executed Stock Option Agreement.

     9.02  Option Exercise Price
           ---------------------

           The per share price at which Common Stock may be purchased upon exercise of any Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of the applicable series of Common Stock at the time such Option is granted.

     9.03  Vesting and Exercise of Options
           -------------------------------

           (a) General Rules.  Unless the Committee shall specifically state to
               -------------
the contrary, Incentive Stock Options and Non-Qualified Options granted under this Plan shall become fully vested and exercisable upon their date of grant. Notwithstanding the foregoing, and subject to the provisions of Section 9.04(b), no vesting shall occur on or after the date on which a Participant's employment with the Company and all Subsidiary Companies or service as a Director or Advisor is terminated for any reason other than his death, Disability or Retirement.

           (b) Acceleration of Right of Exercise of Options. Notwithstanding the
               --------------------------------------------
general rule described in clause (a), the following provisions shall apply:

          (1) Mergers and Reorganizations.  If the Company or its stockholders
              ---------------------------
     enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise, any Option shall become immediately exercisable with respect to the full number of shares subject to such Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Article pursuant to which it was granted, whichever occurs first; provided that no Option shall become immediately exercisable under this section on account of any agreement of merger or reorganization when the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after consummation of the transaction.

          (2) Change in Control.  All outstanding Options will become
              -----------------
     immediately vested and exercisable in the event there is an actual or threatened change in control of the Company. A "change in control of the Company" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Company by any one person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act (other than an acquisition by a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act); provided that for purposes of this Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Company, the full Board shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. A "threatened change in control of the Company" for purposes of this Section shall refer to any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Company as defined above.

     (c) Ten Percent Stockholders.  In the event of the grant of any Incentive
         ------------------------
Stock Option to an individual who, at the time such Option is granted, owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary Company or affiliate thereof within the meaning of Section 422(b)(6) of the Code, the per share price at which the subject Common Stock may be purchased upon exercise of the Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of the applicable series of Common Stock at the time such

Option is granted and such Option shall not be exercisable after the expiration of five years from the date of grant.

     9.04 Duration of Options
          -------------------

     (a) General Rules.  Except as provided in Sections 9.04(b)-(f), each Option
         -------------
or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable and shall expire on the tenth anniversary of the day of its grant.

     (b) Exception for Termination of Employment or Service for Reasons Other
         --------------------------------------------------------------------
than Retirement, Death, Disability or for Misconduct.  In the event a
----------------------------------------------------
Participant who is an Employee of the Company or any Subsidiary Company shall cease to be employed by the Company or Subsidiary Company, or a Participant who is a Director or Advisor shall cease to serve as a Director or Advisor, for any reason other than retirement, death, disability or for misconduct, (i) the Committee shall have the ability to accelerate the vesting of the Participant's Option (other than a Non-discretionary Stock Option) in its sole discretion, and
(ii) such Participant's Option shall be exercisable (to the extent exercisable on the date of termination of employment or service as a Director or Advisor, or, if the Committee, in its discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) (a) if such Option is an Incentive Stock Option or a Non-discretionary Stock Option, at any time within three months after the date of termination of employment or service as a Non-employee Director, unless by its terms the Stock Option expires earlier; or (b) if such Stock Option is a Non-Qualified Stock Option other than a Non-discretionary Stock Option, at any time within three months after the date of termination of employment or service as a Director or Advisor, unless by its terms the Option expires earlier or unless the Committee agrees, in its sole discretion, to further extend the term of such Non-Qualified Option; provided that the term of any such Non-Qualified Option shall not be extended beyond its initial term.

     (c) Exception for Termination of Employment Due to Retirement.  If a
         ---------------------------------------------------------
Participant ceases to be employed by the Company or a Subsidiary Company as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Participant's Option in its sole discretion, and (ii) the Participant's Option shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) (a) if such Option is an Incentive Stock Option, at any time within three months after the effective date of such Retirement, unless by its terms the Option expires earlier, and (b) if such Option is a Non-Qualified Stock Option, at any time within 12 months after the effective date of such Retirement, unless by its terms the Option expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Non-Qualified Option; provided that the term of any such Non-Qualified Option shall not be extended beyond its initial term.

     (d) Exception for Termination of Employment or Service Due to Death.
         ---------------------------------------------------------------
Except as otherwise limited by the Committee at the time of the grant of an Option, if a Participant dies while employed by the Company or a Subsidiary Company, or while serving as a Director or Advisor, or within three months after ceasing to be an Employee, Director or Advisor, (i) the

Committee shall have the ability to accelerate the vesting of the Participant's Option (other than a Non-discretionary Stock Option) in its sole discretion, and
(ii) such Participant's Option shall be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 12 months thereafter, unless by its terms it expires sooner or the Committee agrees, in its sole discretion, to further extend the term of such Option (other than a Non-discretionary Stock Option); provided that the term of any such Option shall not be extended beyond its initial term. During such period, the Option may be exercised by the Participant's personal representative or by the distributees to whom the Participant's rights under the Stock Option shall pass by will or by the laws of descent and distribution.

     (e) Exception for Termination of Employment or Service Due to Disability.
         --------------------------------------------------------------------
If a Participant ceases to be employed by the Company or a Subsidiary, or ceases to serve as a Director or Advisor, as a result of Disability, the Participant's Stock Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless the Committee agrees, in its sole discretion, to extend the term of such Stock Option (other than an Incentive Stock Option or Non-discretionary Stock Option); provided that the term of any Stock Option shall not be extended beyond its initial term.

     (f) Revocation for Misconduct.  The Committee may by resolution immediately
         -------------------------
revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted under this Plan to a Participant who is discharged from the employ or service of the Company or a Subsidiary Company for cause (as hereinafter defined), or who is discovered after termination of employment or service to have engaged in conduct that would have justified termination for cause. For purposes of this Section, "cause" shall mean an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company or a Subsidiary Company or other good cause. The term "other good cause" as used in this Section shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company or a Subsidiary Company up to ridicule in the community, conduct disloyal to the Company or a Subsidiary Company, conviction of any crime of moral turpitude and substantial dependence, as judged by the Committee, on alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended.

     9.05 Nonassignability
          ----------------

          The Committee may, in its discretion, provide in a Stock Option Agreement that Non-Qualified Options, other than Non-discretionary Stock Options, granted hereunder are transferable by the Participant to members of his immediately family (i.e., parents, children, grandchildren or spouse), trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

          Except as may be agreed upon by the Committee in accordance with the immediately preceding paragraph, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Non-Qualified Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of a Participant only by that Participant or by his legally authorized representative. The designation by the Participant of a beneficiary shall not constitute a transfer of the Option.

     9.06 Manner of Exercise
          ------------------

          Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 9.01 above.

     9.07 Payment for Shares
          ------------------

          Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Company upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Participant either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the stock plus a promissory note for the balance of the exercise price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Committee may, in its sole discretion, determine, including without limitation the right to repay the note partially or wholly with Common Stock or (v) if permitted by the Committee, by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value.

          Notwithstanding anything to the contrary in the foregoing the Committee may, in its sole discretion and without any obligation to do so, assist a Participant in the exercise of Options granted hereunder and the purchase of shares of Common Stock pursuant thereto, provided that exercise of such discretion does not constitute a modification of the Plan within the meaning of Section 424(h) of the Code and regulations thereunder.

          The terms of any loan, installment method of payment or guarantee, including the interest rate, term and terms of repayment, shall be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security, provided that the maximum credit available in any event shall not exceed the purchase price for the shares of Common Stock for which the Option is being exercised, plus any federal and state income tax liability incurred in connection with the exercise of the Option.

     9.08  Voting and Dividend Rights
           --------------------------

           No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Company's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

     9.09  Additional Terms Applicable to Incentive Stock Options
           ------------------------------------------------------

           Participants shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.

          The Committee, in its sole discretion, may require shares of Common Stock acquired by a Participant upon exercise of any Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 9.09. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of any federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose.

                                   ARTICLE X

                        ADJUSTMENTS FOR CAPITAL CHANGES

     10.01 Adjustments.  If the outstanding Common Stock is increased,
           -----------
decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number of shares of Common Stock that may be subject to Options granted under the Plan. A corresponding adjustment shall also be made in the number of shares of Common Stock subject to, and the exercise price per share of, Options that shall have been granted prior to any such change. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE XI

                     AMENDMENT AND TERMINATION OF THE PLAN

     11.01 The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any shares of Common Stock as to which Options have not been granted. However, without approval of the Company's stockholders, no amendments shall (a) change the maximum number of shares that may be offered for sale under Options in the aggregate (except in accordance with the provisions of Article X), (b) change the class of individuals eligible to receive Options, (c) extend the term of the Plan, (d) change the formula set forth in Article VIII for determining the purchase price for Common Stock acquired pursuant to the exercise of any Non-discretionary Stock Option, or (e) otherwise materially increase the benefits accruing to Participants under the Plan. In addition,
Article VIII shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA, or the Rules thereunder. The Committee may not, without the consent of the holder of an Option, alter or impair any Option previously granted or awarded under the Plan except as specifically authorized herein.

                                  ARTICLE XII

                             RIGHTS OF PARTICIPANTS

     12.01 Neither the Plan nor the grant of any Options hereunder, nor any action taken by the Committee or the Board in connection with the Plan, shall confer upon or create any right on the part of any Employee of the Company or a Subsidiary Company to continue in the employ of the Company or a Subsidiary Company nor shall it confer upon or create any right on the part of any Director or Advisor to continue in the service as Director or Advisor.

                                  ARTICLE XIII

                                  WITHHOLDING

     13.01  Tax Withholding Condition Precedent.  The issuance, delivery or
            -----------------------------------
exercise of any Options under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery, or exercise of the Options, then the issuance, delivery, or exercise of the Options shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

     13.02  Manner of Satisfying Withholding Obligation.  When a Participant is
            -------------------------------------------
required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, such payment may be made (i) in cash, (ii) by check, (iii) by delivery to the Company of shares of Common Stock already owned by the Participant having a Fair Market Value on the date on which the amount of tax to be withheld (the "Tax Date") is determined equal to the amount required to be withheld, (iv) through the withholding by the Company ("Company Withholding") of a portion of the shares acquired upon the exercise of the Option having a Fair Market Value on the Tax Date equal to the amount required to be withheld or (v) in any other form of valid consideration, as permitted by the Committee in its discretion; provided that a Participant who is subject to Section 16 of the Exchange Act shall not be permitted to elect to satisfy his withholding obligation through Company Withholding; provided further, however, that the Committee, in its sole discretion, may require that such Participant's withholding obligation be satisfied through Company Withholding.

                                   ARTICLE IX

                 EFFECTIVE DATE OF THE PLAN; TERM; FISCAL YEAR

     14.01  Effective Date of the Plan
            --------------------------

            This Plan shall become effective on the Effective Date, and Options may be granted hereunder on or after the Effective Date and prior to the termination of the Plan; provided that no Incentive Stock Option may be exercised unless this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock within twelve (12) months following the date the Plan is adopted.

     14.02  Term of Plan
            ------------

            Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years ending on May 19, 2003. Termination of the Plan shall not affect any Options previously granted, and such Options shall remain valid and in effect until they have been fully exercised, are surrendered, or by their terms expire or are forfeited.

     14.03  Fiscal Year of Plan
            -------------------

          The Plan's fiscal year shall end on December 31.


                              STEVENS GRAPHICS CORPORATION



                              By:   /s/ Paul I. Stevens
                                 ---------------------------
                                 Paul I. Stevens,
                                 Chairman of the Board

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